EXHIBIT 10.18

                              Employment Agreement

     THIS AGREEMENT effective the 1st day of July, 1997 by and between Thermo-Mizer Environmental Corp., a Delaware corporation with offices at 528 Oritan Avenue, Ridgefield, NJ 07657 (the "Corporation") and Jon J. Darcy residing at 35 Victor Hugo St. Park Ridge NJ (the "Employee").

                                   WITNESSETH

     WHEREAS, the Corporation, having been organized for the purpose of engaging in the business of manufacturing, designing, assembling and selling a family of products used to monitor a wide variety of environmental conditions for clean rooms, factory emissions, chillers, and other critical data on a real time basis to assist companies in complying with environmental laws and regulations, desires to employ Employee to devote full time to the business of the Corporation; and

     WHEREAS, Employee, understanding and accepting the conditions of employment set forth herein, desires to be so employed.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt whereof is hereby duly acknowledged, the parties hereto covenant and agree as follows:


1. Employment

     Corporation agrees to employ Employee and Employee agrees to be so employed, in the capacity of Chief Executive Officer or for such other duties and services for the Corporation as may be determined and assigned to him from time to time by the Board of Directors. Employee shall devote his entire knowledge and best skills to the furtherance of the business purposes of the Corporation as shall be entrusted to him under the general rules from time to time promulgated by the Corporation through its Board of Directors.


2. Term

     Employment shall be for a term of three (3) years effective as of July 1, 1997 and terminating on June 30, 2000 unless sooner terminated by the death or permanent disability of Employee or by written notice given by either party as hereinafter provided. This Agreement shall be automatically extended for two (2) additional three (3) year periods unless terminated pursuant to the provisions of Paragraph 3. Compensation for each period of extension shall be at the same level as in Year 3 or be increased as determined at the time of extension.

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3. Termination

     This Agreement and the employment of the Employee may be terminated by either party with stated cause upon 30 days' written notice given by either party to the other within 12 months from the date of commencement of employment hereunder, or upon 90 days' written notice with stated cause thereafter.
Termination for cause shall include, but not necessarily be limited to, the following:

          (A) Employee's failure, or refusal to perform services required of him by the Corporation to the best of his ability;

          (B) Employee's commitment of an offense of moral turpitude or offense under federal, state or local laws;

          (C) Commission by Employee of an act of disloyalty against the Corporation or the violation by Employee of any provision of this Agreement.


4. Board of Directors

     Employee shall at all times discharge his duties in consultation with and under the supervision of the Corporation's Board of Directors. In the performance of his duties, Employee shall make his principal office in such place as the Corporation's Board of Directors and Employee may from time to time agree.


5. Compensation

     Employee's compensation for services rendered to or on behalf of the Corporation for each fiscal year for which this Agreement is in effect shall be $135,000, $145,000 and $155,000, respectively, and shall be paid in bi-weekly installments. The Board of Directors may, at its sole discretion, elect to provide additional compensation from time to time based on the operating performance of the Corporation.

     In addition, the Corporation, in each fiscal year, shall provide stock options to Employee as follows:

     If Laminaire Corporation is acquired by Corporation, the employee shall be entitled to receive the number of options determined using the following formula:

                              (C) minus (A plus B)
                              --------------------
                                       10

     Where:

          (A) equals Laminaire's 1996 gross profit. If Laminaire is not acquired (A) will be excluded from the calculation.

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          (B) equals the Corporation's  fiscal 1997 gross profit.

          (C) equals the reported gross profit in the current fiscal year.

For the purposes of calculation, gross profits shall be reduced by product development costs but shall exclude all impacts associated with the amortization of purchase adjustments recorded in conformity with Opinions No. 16 and 17 of the Accounting Principles Board. Such formula shall be adjusted in a similar manner to give effect to other business combinations effected by the Corporation during the term of this Agreement.

     The options to purchase shares of Corporation's Common Stock shall be exercisable at a price of $0.50 per share. The shares of stock into which the options are exercisable shall be registered with the Securities and Exchange Commission on a Form S-8.


6. Expenses

     (A) Reimbursements: The Corporation shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Corporation from time to time an itemized account of such expenses in any form required by the Corporation. Such expenses shall be subject to review by the Audit Committee of the Board of Directors.

     (B) Automobile: The Corporation recognizes Employee' s need for an automobile for business purposes. The Corporation shall, therefore, provide Employee with automobile expenses, including all related maintenance, repairs, insurance, and other costs related thereto. The automobile and related costs shall be comparable to those which Employee's current employer presently provides to Employee.

     (C) Disability: In the event any illness or accident renders Employee totally disabled, Corporation's obligations under this Agreement shall extend only to the end of the current contract period and terminate at that time, in a manner, and under such conditions as the Board of Directors may then determine in its own discretion at such time. At that time or upon termination of employment for any reason the corporation will give to the employee the one million dollar life insurance policy carried on the employee free of all encumbrances.

     (D) Notices: All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

     If to Corporation   Thermo-Mizer Environmental Corp., 528 Oritan Avenue
                         Ridgefield, NJ 07657

     If to Employee      Jon J. Darcy,  35 Victor Hugo St., Park Ridge N.J.

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


7. Certificate of Incorporation and Bylaws

     Employee agrees that the Corporation's articles of incorporation and bylaws, together with all currently effective rules and regulations made thereunder, are hereby included in and made a part of this Agreement. Employee further agrees that all new rules and regulations and all resolutions affecting employees of the Corporation generally shall modify this Agreement as if they had been included in it and had been made a part of it from the date of its execution.

8. Restrictions

     Employee hereby covenants and agrees that:

          (a) he will not personally, make, draw, accept, or endorse any promissory note, bill of exchange, lease, contract, or other obligation for the payment of money or its equivalent by or in the name of the Corporation;

          (b) he will not pledge the credit of the Corporation in any way whatsoever except as he may be authorized to do so by the Corporation's Board of Directors; and

          (c) any breach of this Article 8 by him shall entitle the Corporation to recover from him any expense in which it may become involved as a result of such prohibited action.


9.  Confidential Matters

     All confidential information relating to the Corporation's business shall be kept confidential by Employee and shall not be disclosed by him except to the extent necessary for performance of his services and obligations as set forth herein and in all such instances Employee will take reasonable steps to safeguard the confidentiality of all such information.

     Employee acknowledges his understanding that in the performance of his duties and obligations hereunder he may obtain knowledge of "confidential information" as hereinafter defined, relating to the business of the Corporation. As used herein, "confidential information" means any information (including, without limitation, any formula, pattern, device, plan, process or compilation of information) which (i) is, or is designed to be, used in the business of the Corporation or results from its research or development activities; (ii) is private or confidential in that it is not generally known or available to the public; and (iii) gives the Corporation an opportunity to obtain an advantage over competitors who do not know or use it.

     Employee shall not, without the prior written consent of the Corporation, either during the term of this Agreement or after any termination thereof:

          (a) use or disclose any such confidential information outside the Corporation;

          (b) publish any writing with respect thereto; or



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

          (c) except in the performance of his duties hereunder, remove or aid in the removal of any such confidential information or any property or material relating thereto from the Corporation.


10. Inventions

     Employee shall promptly disclose to the Corporation any and all inventions. improvements, machines, appliances, processes, products, or the like (all of which are referred to herein as "inventions") which Employee may invent, conceive, produce, or reduce to practice, either solely or jointly with others, at any time, in furtherance or in the performance of his duties as set forth in this Agreement.

     Any and all such inventions which in any way relate to the products manufactured, sold, or used by the Corporation, or to any methods, processes, or apparatus used in connection with the production of such goods or materials, or in either case which are or may be or may become capable of use in the business of the Corporation, shall at all times and for all purposes be regarded as acquired and held by Employee in a fiduciary capacity and solely for the benefit of the Corporation.

     With respect to all such inventions, Employee shall:

          (a) treat all information with respect thereto as confidential information within the meaning of and subject to Article 9 of this Agreement;

          (b) Keep complete and accurate records thereof which records shall be the property of the Corporation;

          (c) execute any application for letters patent of the United States and of any and all other countries covering such inventions, and give the Corporation, its attorneys and counsel all reasonable and requested assistance in preparing such application;

          (d) from time to time, upon the request and at the expense of the Corporation, but without charge for services beyond the payments herein provided for, execute all assignments or other instruments required to transfer and assign to the Corporation (or as the Corporation may otherwise direct)) all inventions and all patents and applications for patents covering such inventions or otherwise required to protect the rights and interests of the Corporation;

          (e)  testify  in  any   proceedings  or  litigation  as  to  all  such
     inventions; and

          (f) in case the Corporation shall desire to keep secret any such invention, or shall for any reason decide not to have letters patent applied for thereon, refrain from applying for such letters patent thereon.

     No termination of employment of the Employee by the Corporation or of this Agreement shall release the Employee or his heirs or legal representatives from complying with the foregoing obligations as to such inventions. To that extent, the terms of this Article 10 shall survive this Agreement.


11. Governing Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.


12. Entire Contract

     This Agreement constitutes the entire understanding and agreement between the Corporation and the Employee with regard to all matters referred to herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.


13. Non-Waiver

     A day or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.


14. Assignment

     This Agreement shall not be assigned by Employee except that any benefits which inure at any time to his estate or personal representative shall be transferable as a matter of right to such entity or entities. The Corporation shall have the right to transfer and assign this Agreement and its rights hereunder in its entirety in its sole discretion and, upon doing so, all of the rights and obligations of the Corporation hereunder shall thereafter inure and apply to its assignees and successors on condition such succeeding entity assumes in writing at the time of any such assignment all the obligations of Corporation hereunder.


15. Enforceability

     The invalidity or unenforceability of any provision, term, or condition hereof shall in no way effect the validity or enforceability of any other provision or of this Agreement or of the Agreement in its entirety.


16. Restrictive Covenant

     In the event that the employment of the Employee is terminated by any party for any reason, the Employee for a period of six months from the date of the termination shall be and hereby agrees to be prohibited from directly or indirectly, either as a principal, agent, manager, employee, owner, partner, stockholder, director, or officer of a corporation or otherwise from engaging or becoming interested in , financially or otherwise, in any business, trade, or occupation similar to or in competition with the business of the Employer within a radius of one hundred (100) miles of the main office or any branch office of the Corporation then existing at that time. The Corporation



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

shall have the right to assign this restrictive covenant in the event that the Corporation desires at a date subsequent hereto to sell or otherwise transfer all of the stock or other assets of the Corporation, and Employee agrees to remain bound by the terms and conditions of this restrictive covenant to any and all subsequent purchasers of the stock and/or assets of the Corporation.


17. Headings

     Headings in this Agreement are for the convenience of the parties hereto only and shall not be used to interpret or construe its provisions.


18. Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original of which together shall constitute one and the same agreement.


19. Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.




     IN WITNESS WHEREOF, Corporation has, by its appropriate officers, day signed and sealed, and Employee has signed this Agreement.


                                 THERMO-MIZER ENVIRONMENTAL CORP


                                 BY: ____________________________




ATTEST:





               SECRETARY




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